UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2008 (April 14, 2008)

AVANTAIR, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	1635240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (727) 539-0071

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2008, Avantair, Inc. (the “Company”) announced that Mr. Richard Pytak, age 45, was appointed to the position of Chief Financial Officer. Mr. Pytak has been serving as the Company’s Vice President of Finance since February 2008. Prior to joining Avantair, Mr. Pytak served as Group Controller of Gibraltar Industries, Inc., from August 2003 to January 2008 and as Treasurer from July 1998 to July 2003. Gibraltar Industries, Inc. is a leading manufacturer, processor, and distributor of products for the building, industrial, and vehicular markets, with annual sales of over $1 billion dollars in 2007.

Mr. Pytak assumed the role of Chief Financial Officer from Mr. John Waters. On April 14, 2008 the Company also announced that the Company’s Chief Financial Officer, has departed the Company, and resigned his position as a director of the Company, effective April 11, 2008. In connection with Mr. Waters departure, on April 14, 2008, the Company entered into a separation agreement pursuant to which Mr. Waters will receive (i) a payment equal to eight months salary ($183,333), (ii) reimbursement of premium payments for COBRA benefits until the earlier of a period of eight (8) months commencing April 14, 2008 or at such time that Mr. Waters obtains employment providing health benefits and (iii) pursuant to an amendment to his previously issued restricted stock award, 33,334 shares of common stock. In addition, Mr. Waters has agreed not to transfer any shares of the Company’s common stock for a period of six (6) months commencing April 14, 2008. At the end of the six (6) month period, Mr. Waters’ unrestricted shares shall be freely tradable in the open market, subject to the Company’s “Right of First Refusal” and in compliance with applicable securities law. In addition, Mr. Waters has agreed to cooperate fully with the Company’s reasonable requests for assistance in transitioning his previous responsibilities for a period of eight (8) months commencing April 14, 2008.

Further, Mr. Waters (i) granted the Company a release of any claims against the Company and has agreed not to contact any person concerning any claims against the Company, (ii) agreed to keep the Company’s information confidential.

Additional information regarding the foregoing changes is contained in the press release attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

99.1	Press Release dated April 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANTAIR, INC.

Date: April 18, 2008	By:	/s/ Steven F. Santo
Steven F. Santo
Chief Executive Officer
(Authorized Officer and Principal Executive Officer)

EXHIBIT INDEX

EXHIBITS.

99.1	Press Release dated April 14, 2008